THIRD AMENDMENT TO CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Third Amendment") dated as of August 31, 2000, is to that Credit Agreement dated as of April 13, 1999 (as amended and modified from time to time, the "Credit Agreement"; terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement), by and among RACING CHAMPIONS, INC., an Illinois corporation ("RCI"), and RACING CHAMPIONS SOUTH, INC., a North Carolina corporation ("RCS"), (each of RCI and RCS individually a "U.S. Borrower", collectively, the "U.S. Borrowers"), RACING CHAMPIONS WORLDWIDE LIMITED, a corporation organized under the laws of the United Kingdom (the "U.K. Borrower"; together with the U.S. Borrowers, the "Borrowers"), the Guarantors identified therein, the several banks and other financial institutions identified therein (the "Lenders") and FIRST UNION NATIONAL BANK, a national banking association, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent").


                                   WITNESSETH:

     WHEREAS, the Lenders and Borrowers wish to amend the Credit Agreement to modify certain provisions contained therein;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     A.     Amendments.  The  Credit  Agreement  is  amended  in  the  following
            ----------
respects:

          1.     Section  1.1  is  amended  to  (a)  delete  the  definitions of
                 ------------
"Applicable Percentage", "Business Day", "Consolidated EBITDA", "LIBOR", "Loan", "Note", "Notes", "Participation Interest", "Required Lenders", "Revolving Commitment Termination Date", "Revolving Loans", "Security Documents", and substitute the following therefor:

          "Applicable  Percentage"  shall  mean, for any day, the rate per annum
           ----------------------
set forth below opposite the applicable Level then in effect, it being understood that the Applicable Percentage for (i) U.S. Revolving Loans and Term Loans which are Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin for U.S. Revolving Loans and Term Loans", (ii) the U.S. Revolving Loans and Term Loans which are LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Rate Margin for U.S. Revolving Loans, Term Loans and Letter of Credit Fee", (iii) the Letter of Credit Fee shall be the percentage set forth under the column "LIBOR Rate Margin for U.S. Revolving Loans, Term Loans and Letter of Credit Fee" and (iv) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee":

                                                     LIBOR Rate
                               Alternate             Margin for
                               Base Rate        U.S. Revolving Loans
                              Margin for             Term Loans
           Leverage      U.S. Revolving Loans       And Letter of      Commitment
Level       Ratio           And Term Loans           Credit Fee            Fee
-----  ----------------  ---------------------  ---------------------  -----------

I . .      >3.50 to 1.0                  1.75%                  3.50%        0.50%
       ----------------  ---------------------  ---------------------  -----------
       <3.50 to 1.0 but
II. .     >3.00 to 1.00                  1.50%                  3.25%        0.40%
       ----------------  ---------------------  ---------------------  -----------
       <3.00 to 1.0 but
III .      >2.50 to 1.0                  1.00%                  2.75%       0.375%
       ----------------  ---------------------  ---------------------  -----------
       <2.50 to 1.0 but
IV. .      >2.00 to 1.0                   .75%                  2.50%        0.30%
       ----------------  ---------------------  ---------------------  -----------
       <2.00 to 1.0 but
V . .      >1.50 to 1.0                   .50%                  1.75%        0.25%
       ----------------  ---------------------  ---------------------  -----------
VI. .      <1.50 to 1.0                   .15%                  0.90%       0.225%
-----  ----------------  ---------------------  ---------------------  -----------

          The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date ten (10) Business Days after the date on which the Administrative Agent has received from the Borrowers the quarterly financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(b) and 5.2(b) (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. If the Borrowers shall fail to provide the quarterly financial information and certifications in accordance with the provisions of Sections 5.1(b) and 5.2(b), the Applicable Percentage from such Interest Determination Date shall, on the date ten (10) Business Days after the date by which the Borrowers were so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Leverage Ratio.

          "Business Day" shall mean a day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

          "Consolidated  EBITDA"  shall  mean,  for  any  period, the sum of (i)
           --------------------
Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for
(A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes, and (C) depreciation and amortization expense, and (D) non-cash losses, and minus (iii) non-cash gains.

          "LIBOR"  shall  mean,  for any LIBOR Rate Loan for any Interest Period
           -----
therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3740 or 3750 (or any successor pages) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

          "Loan"  shall  mean  a U.S. Revolving Loan, a Swingline Loan, and/or a
           ----
Term  Loan,  as  appropriate.

          "Note"  or  "Notes" shall mean the U.S. Revolving Notes, the Swingline
           ----        -----
Note and/or the Term Notes, collectively, separately or individually, as appropriate.

          "Participation  Interest"  shall  mean  the  purchase by a Lender of a
           -----------------------
participation  interest  in (i) Swingline Loans as provided in Section 2.2(b) or
(ii)  Letters  of  Credit  as  provided  in  Section  2.3.

          "Required Lenders" shall mean (i) Lenders holding in the aggregate not
           ----------------
less than 51% of all Revolving Loans and LOC Obligations then outstanding at such time plus the aggregate unused Revolving Commitment at such time (treating for purposes hereof in the case of Swingline Loans and LOC Obligations, in the case of the Swingline Lender and the Issuing Lender, only the portion of the Swingline Loans and the LOC Obligations of the Swingline Lender and the Issuing Lender, respectively, which is not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than the Swingline Lender and the Issuing Lender, the Participation Interests of such Lenders in Swingline Loans and LOC Obligations hereunder as direct Obligations) and (ii) Lenders holding in the aggregate not less than 51% of all Term Loans then outstanding at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

          "Revolving  Commitment  Termination  Date"  shall  mean April 1, 2003.
           ----------------------------------------

          "Revolving  Loans" shall mean the U.S. Revolving Loans as set forth in
           ----------------
Section  2.1.

          "Security  Documents"  shall  mean  the Pledge Agreement, the Security
           -------------------
Agreement, the Mortgage and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests and liens arising thereunder, including, without limitation, UCC financing statements.

(b) delete the definitions of "British Pounds Sterling", "Dollar Equivalent", "Interest Coverage Ratio", "MLA Cost", "U.K. Lender", "U.K. Revolving Commitment", "U.K. Revolving Committed Amount", and "U.K. Revolving Loans" therefrom in their entirety, and (c) add the following definitions thereto:

          "Borrowing  Base"  shall  mean,  as  of  any date of determination, an
           ---------------
amount equal to the sum of (i) up to seventy-five percent (75%) of the face amount of Eligible Receivables (net of maximum discounts, allowances, retainage and any other amounts deferred with respect thereto) plus (ii) up to fifty percent (50%) of the value (determined at factory cost) of Eligible Inventory. For purposes of this definition, Eligible Receivables and Eligible Inventory, as of any date of determination, shall be determined after deduction of all Eligibility Reserves then effective with respect to such items.

          "Borrowing  Base  Certificate"  shall  mean  a  certificate,  in
           ----------------------------
substantially the form of Exhibit X attached hereto and made a part hereof, setting forth Eligible Receivables and Eligible Inventory, advance rates with respect thereto, and the resultant Borrowing Base, in each instance as of the date of such certificate.

          "Eligibility  Reserves"  means, as of five (5) Business Days after the
           ---------------------
date of written notice of any determination thereof to the Borrowers by the Administrative Agent, or to the Borrowers and the Administrative Agent by the Requisite Lenders, such amounts as the Administrative Agent, or the Requisite Lenders, as the case may be, in the exercise of its or their reasonable credit judgment and consistent with its or their customary practices, may from time to time establish against the gross amounts of Eligible Receivables and the value of Eligible Inventory to reflect risks or contingencies which could reasonably be expected to adversely affect the collectibility or timing of collectibility of such items and have not otherwise been taken into account in determination of which Receivables are Eligible Receivables or the value of such Eligible Inventory.

          "Eligible  Accounts"  shall  mean  each  account  receivable  of  the
           ------------------
Borrowers which, when scheduled to the Administrative Agent and at all times thereafter, is not of any of the following types:

               (i) it arises out of a sale not made in the ordinary course of the Borrowers' business or a sale to a Person which is an Affiliate of the Borrowers or controlled by an Affiliate of the Borrowers; or

               (ii) it fails to meet or violates any warranty, representation or covenant contained in this Agreement or any of the other Credit Documents relating directly or indirectly to the accounts receivable of the Borrowers; or

               (iii) the account debtor is also a Borrower's supplier or creditor and the account receivable is or may become subject to any right of setoff by the account debtor, and such account debtor has not entered into an agreement with the Administrative Agent with respect to the waiver of rights of setoff which is in form and substance satisfactory to the Administrative Agent; or the account debtor has disputed liability with respect to such account receivable, or made any claim with respect to any other account receivable due from such account debtor to a Borrower, in each of which cases such account receivable shall be ineligible to the extent of such dispute, claim or setoff; or

               (iv) the account debtor has filed a petition for bankruptcy or any other petition for relief under the Bankruptcy Code or any similar statute (unless the account debtor is a debtor-in-possession in a Chapter 11 case and has available debtor-in-possession financing from sources and under terms reasonably acceptable to the Administrative Agent and the account receivable is entitled to priority under Section 507 of the Bankruptcy Code as an administrative expense allowed under Section 503(b) of the Bankruptcy Code), made an assignment for the benefit of creditors, or if any petition or other application for relief under the Bankruptcy Code or any similar statute has been filed against the account debtor, or if the account debtor has failed, suspended its business operations, become insolvent, suffered a receiver or a trustee to be appointed for any of its assets or affairs, or is generally failing to pay its debts as they become due; or

               (v)     the  sale  is  on  any  repurchase  or  return  basis; or

               (vi) the Administrative Agent believes, in the exercise of its reasonable credit judgment, or the Requisite Lenders believe, in the exercise of their reasonable credit judgment, that collection of such account receivable is insecure or that such account receivable may not be paid by reason of the account debtor's financial inability to pay; or

               (vii) the account debtor is the United States of America or any department, agency or instrumentally thereof, unless the applicable Borrower assigns its right to payment of such account receivable to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, (31 U.S.C.
3727);  or

               (viii) the Administrative Agent does not have a senior, perfected security interest in such account receivable; or

               (ix) the account debtor is located in the state of New Jersey or Minnesota and the applicable Borrower has not filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the states of Minnesota and/or New Jersey, as applicable.

          "Eligible  Inventory"  shall  mean,  as  of  the date of determination
           -------------------
therefor, all Inventory of the Borrowers which, when scheduled to the Administrative Agent on a Borrowing Base Certificate and at all times thereafter, (i) is in the required quantity and in the required condition as set forth on such Borrowing Base Certificate, (ii) is located at a Borrower's owned or leased Properties in the United States, (iii) subject to a first priority perfected Lien in favor of the Administrative Agent for the benefit of the Lenders, and (iv) does NOT consist of: (a) goods in transit (other than goods in transit to the United States from China); or (b) goods held on consignment or any similar arrangement, including, without limitation, goods held by a Borrower but owned by a customer of a Borrower; or (c) goods which are subject to a Lien in favor of a bailee or landlord, except goods located on premises with respect to which the Administrative Agent has received a landlord's or bailee's waiver in form and substance satisfactory to the Administrative Agent.

          "Excess  Cash  Flow"  shall  mean,  for any fiscal year of the Company
           ------------------
ending  in  2000  and  thereafter, an amount equal to the greater of (i) zero of
(ii) the amount for such fiscal year equal to (a) Consolidated EBITDA minus (b) cash interest paid, minus (c) taxes paid in cash (minus the amount of tax refunds due), minus (d) the sum of all repayments and voluntary prepayments of principal of the Term Loan, minus (e) Consolidated Capital Expenditures paid in cash.

          "Mortgage"  shall  mean  the  Mortgage  dated  as  of  August 31, 2000
           --------
executed and delivered by The Ertl Company, Inc., a Delaware corporation, in favor of the Administrative Agent with respect to the Properties located in the City of Dyersville, Dubuque County, Iowa, as amended, modified or supplemented from time to time in accordance with its terms.

          2.     Section  2.1(a)  is amended to delete the provisions thereof in
                 ---------------
their  entirety  and  substitute  the  following  therefor:

               (a)     U.S. Revolving Commitment.  During the Commitment Period,
                       -------------------------
subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("U.S. Revolving Loans") to the U.S. Borrowers from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding U.S. Revolving Loans plus such Lender's Revolving Commitment
                                     ----
Percentage  of  Swingline  Loans plus such Lender's LOC Commitment Percentage of
                                 ----
LOC Obligations shall not exceed such Lender's Revolving Commitment Percentage of the aggregate Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding U.S. Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the lesser of
(A) the Revolving Committed Amount and (B) the amount of the Borrowing Base as of the date on which the applicable Notice or Borrowing is delivered. For purposes hereof, the aggregate amount available hereunder shall be TWENTY MILLION DOLLARS ($20,000,000) as such aggregate maximum amount may be reduced from time to time as provided in Section 2.7, the "Revolving Committed Amount"). U.S. Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the U.S. Borrowers may request, and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office. Notwithstanding anything to the contrary in this Agreement, in each calendar year, for a period of thirty (30) consecutive days commencing on the date in such calendar year of which written notice shall have been given by the U.S. Borrowers at least ten (10) days prior thereto, the sum of the aggregate amount of outstanding U.S. Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed thirty-seven and one-half percent (37.5%) of the Revolving Committed Amount then in effect.

          3.     Section  2.2(a)  is amended to delete the provisions thereof in
                 ---------------
their  entirety  and  substitute  the  following  therefor:

               (a)     Swingline  Commitment.  During  the  Commitment  Period,
                       ---------------------
subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the U.S. Borrowers (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed THREE MILLION DOLLARS ($3,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate amount of outstanding U.S. Revolving Loans plus Swingline Loans plus LOC Obligations shall exceed the Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

          4.     Section  2.3(a)  is amended to delete the provisions thereof in
                 ---------------
their  entirety  and  substitute  the  following  therefor:

               (a)     Issuance.  Subject to the terms and conditions hereof and
                       --------
of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the U.S. Borrowers from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000) (the "LOC Committed Amount"), (ii) the sum of the aggregate amount of U.S. Revolving Loans plus Swingline Loans plus LOC Obligations shall not at any time exceed the Revolving Committed Amount, (iii) all Letters of Credit shall be denominated in Dollars and (iv) Letters of Credit shall be issued for the purpose of supporting tax-advantaged variable rate demand note financing and for other lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs, and trade letters of credit. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance or later than March 21, 2003; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the U.S. Borrowers or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of expiration; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the Revolving Commitment Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $150,000. There will be no more than 10 Letters of Credit outstanding at any time. First Union shall be the Issuing Lender on all Letters of Credit issued after the Closing Date.

          5.     Section  2.4  is  amended  to  delete the provisions thereof in
                 ------------
their  entirety.

          6.     Section  2.5(b) is amended to delete the terms thereof in their
                 ---------------
entirety  and  substitute  the  following  therfor:

               (b)     Repayment of Term Loan.  The principal amount of the Term
                       ----------------------
Loan shall be repaid in fifteen (15) consecutive fiscal quarterly installments as follows, unless accelerated sooner pursuant to Section 7.2:

Principal           Term Loan Principal
Amortization            Amortization
Payment Dates             Payment
------------------  --------------------

June 30, 1999. . .  $                  0
                    --------------------
September 30, 1999  $                  0
                    --------------------
December 31, 1999.  $                  0
                    --------------------
March 31, 2000 . .  $                  0
                    --------------------
June 30, 2000. . .  $          5,750,000
                    --------------------
September 30, 2000  $          3,125,000
                    --------------------
December 31, 2000.  $          3,125,000
                    --------------------
March 31, 2001 . .  $          3,500,000
                    --------------------
June 30, 2001. . .  $          3,500,000
                    --------------------
September 30, 2001  $          3,500,000
                    --------------------
December 31, 2001.  $          3,500,000
                    --------------------
March 31, 2002 . .  $          4,000,000
                    --------------------
June 30, 2002. . .  $          4,000,000
                    --------------------
September 30, 2002  $          4,000,000
                    --------------------
December 31, 2002.  $          4,000,000
                    --------------------
April 1, 2003. . .  $          73,000,00
------------------  --------------------

          7.     Section  2.6(a)  is  amended  to delete the provisions in their
--------------------------------
entirety  and  substitute  the  following  therefor:

               (a)     Commitment  Fee.  In  consideration  of  the  Revolving
                       ---------------
Commitment, the Borrowers jointly and severally agree to pay to the Administrative Agent for the ratable benefit of the Lenders a commitment fee (the "Commitment Fee") in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the aggregate Revolving Committed Amount. For purposes of computing the Commitment Fee hereunder, Swingline Loans and Letters of Credit shall be considered usage under the aggregate Revolving Committed Amount. The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter and on the Revolving Commitment Termination Date.

          8.     Section  2.7(a)  is amended to delete the provisions thereof in
                 ---------------
their  entirety  and  substitute  the  following  therefor:

               (a)     Voluntary Reductions.  The Borrowers shall have the right
                       --------------------
to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than five Business Days' prior notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the then outstanding aggregate principal amount of the U.S. Revolving Loans plus Swingline Loans plus LOC Obligations would exceed the Revolving Committed Amount.

          9.     Section  2.8  is amended to (a) delete the provisions of clause
                 ------------
(a)  thereof  in  their  entirety  and  substitute  the  following  therefor:

               (a)     Optional Prepayments.  The Borrowers shall have the right
                       --------------------
to repay Loans in whole or in part from time to time; provided, however, that each partial prepayment of U.S. Revolving Loans and Term Loans shall be in a minimum principal amount of $3,000,000 and integral multiples of $1,000,000 in excess thereof and each prepayment of Swingline Loans shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof. The Borrowers shall give three Business Days' irrevocable notice (a "Notice of Payment") in the case of LIBOR Rate Loans and one Business Day's irrevocable notice in the case of Alternate Base Rate Loans to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). A form of such Notice of Prepayment is attached as Schedule 2.8. Subject to the foregoing terms, that amounts prepaid under this Section 2.8(a) shall be applied as the Borrowers may elect; provided that if the Borrowers fail to specify the application of an optional prepayment then such prepayment shall be applied first to Revolving Loans and then pro rata to the remaining principal installments of the Term Loans, in each case first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.8(a) shall be subject to Section 2.18, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder to the date of prepayment. Amounts prepaid on the Swingline Loan and the Revolving Loans may be reborrowed in accordance with the terms hereof. Amounts prepaid on the Term Loans may not be reborrowed.

               (b) delete the provisions of clauses (b)(ii)-(vi) thereof in their entirety and substitute the following therefor:

                    (ii)     Asset  Dispositions.  Within  sixty (60) days after
                             -------------------
the consummation of any Asset Disposition, the Borrowers shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds derived from such Asset Disposition (such prepayment to be applied as set forth in clause (vii) below); provided that the Borrowers may apply that portion of such Net Cash Proceeds which does not exceed $500,000 in the aggregate for all such Asset Dispositions occurring during a given calendar year to repair or replace damaged property or to purchase or otherwise acquire new assets or property.

                    (iii)     Debt  Issuances.  Immediately  upon receipt by any
                              ---------------
Credit Party of proceeds from any Debt Issuance (other than the issuance of Subordinated Debt), the Borrowers shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in clause
(vii)  below).

                    (iv)     Equity  Issuances.  Immediately upon receipt by any
                             -----------------
Credit Party of proceeds from any Equity Issuance (excluding capital stock issued for acquisitions permitted under Section 6.5(b) or employee stock programs), the Borrowers shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of such cash proceeds to the Lenders (such prepayment to be applied as set forth in clause (vii) below).

                    (v)     Recovery  Event.  To  the  extent  cash  proceeds
                            ---------------
received in connection with a Recovery Event are not applied to repair or replace damaged property or to purchase or otherwise acquire new assets or property within 180 days after the receipt by a Credit Party of such cash proceeds, the Borrowers shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of such cash proceeds to the Lenders (such prepayment to be applied as set forth in clause (vii) below) on the 180th day after the applicable Credit Party's receipt of such cash proceeds.

                    (vi)     Excess  Cash  Flow.  On the date of delivery of the
                             ------------------
financial statements required to be delivered under Section 5.1(a) for the fiscal years of the Borrowers ending in 2000 and 2001 (which date, for purposes of this Section 2.8(b)(vi), shall not extend beyond the 95th day after the end of each such fiscal year), the Borrowers shall make a mandatory prepayment of the Term Loans in an amount equal to seventy-five percent (75%) of the then applicable Excess Cash Flow for the fiscal year then most recently ended, which prepayment shall be applied to the installments of the Term Loans in the inverse order of maturity until paid in full.

                    (vii)     Application of Mandatory Prepayments.  All amounts
                              ------------------------------------
required to be paid pursuant to this Section 2.8(b)(i)-(v) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 2.8(b)(i), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations and (B) with respect to all amounts prepaid pursuant to Sections 2.8(b)(ii) through (v), (1) first pro rata
                                                                        --- ----
to  the Term Loans (ratably to the remaining principal installments thereof) and
(2) second to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.8(b) shall be subject to Section 2.18 and be accompanied by interest on the principal amount prepaid to the date of prepayment.

               and  (c)     delete  clause  (c)  thereof  in  its  entirety.

          10.     Section  2.9  is  amended  to delete the provisions thereof in
                  ------------
their  entirety  and  substitute  the  following  therefor:

          All borrowings, payments and prepayments in respect of U.S. Revolving Loans and Term Loans shall be in such amounts and be made pursuant to such election so that after giving effect thereto the aggregate principal amount of the U.S. Revolving Loans and Term Loans comprising any Tranche shall not be less than $3,000,000 or a whole multiple of $1,000,000 in excess thereof.

          11.     Section  2.10  is  amended to delete the provisions thereof in
                  -------------
their  entirety  and  substitute  the  following  therefor:

          Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the Alternate Base Rate plus the Applicable Percentage then in effect.

          12.     Section 2.11(a) is amended to delete the provisions thereof in
                  ---------------
their  entirety  and  substitute  the  following  therefor:

               (a) The Borrowers may, in the case of Revolving Loans and the Term Loans, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans, by giving the Administrative Agent at least three Business Days' prior irrevocable written notice of such election. A form of Notice of Conversion/Extension is attached as Schedule 2.11. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to U.S. Revolving Loans and Term Loans.

          13.     Section 2.14(a) is amended to delete the provisions thereof in
                  ---------------
their  entirety  and  substitute  the  following  therefor:

               (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the applicable Borrowers a corresponding amount on the date when due. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Administrative Agent will promptly notify the Borrowers, and the Borrowers, on a joint and several basis, shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the applicable Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrowers at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Effective Funds Rate.

          14.     Section  2.21  is  amended to delete the provisions thereof in
                  -------------
their  entirety.

          15.     Section  4.2 is amended to (a) delete the provisions of clause
                  ------------
(c)  thereof  in  their  entirety  and  substitute  the  following  therefor:

               (c)     Delivery  of  Borrowing Base Certificate; Compliance with
                       ---------------------------------------------------------
Commitments.  The  Borrowers  shall  have delivered a Borrowing Base Certificate
 ----------
dated  as of the date of the Notice of Borrowing or request for Letter of Credit
 -
applicable to such Extension of Credit attached to such Notice of Borrowing or request for Letter of

Credit and, immediately after giving effect to the making of any such Extension of Credit (and the application of proceeds thereof), (i) the sum of the aggregate principal amount of outstanding U.S. Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the then applicable limitation thereon set forth in Section 2.1(a), (ii) the LOC Obligations shall not exceed the LOC Committed Amount, and (iii) the Swingline Loans shall not exceed the Swingline Commitment.

               and  (b)     delete  the  provisions of clause (g) thereof in its
entirety.

          16.     Section  5.1  is  amended to delete the provisions immediately
                  ------------
following clause (c) thereof in their entirety and substitute the following therefor:

               (d)     Monthly Reporting.  As soon as available and in any event
                       -----------------
within 25 days after the end of each calendar month, (i) a company-prepared consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such period and related company-prepared statements for the Company and its consolidated Subsidiaries of (A) income for such month and the fiscal year to date, (B) retained earnings for such period and the fiscal year to date in the event such period ends at fiscal quarter end, and (C) cash flows for the fiscal year to date, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the proceeding fiscal year (subject to normal recurring year-end audit adjustments), together with a management discussion of such results; provided, however, that the requirements of this clause (i) shall terminate as of such time as the Leverage Ratio is less than 2.50 to 1.00, as determined based upon the then most recently prepared audited financial statements delivered pursuant to Section 5.1(a) and the requirements of clause (i)(C) shall commence with the period ending January 31, 2001; (ii) a TRSTS report; (iii) a report of the status of the Credit Parties' open orders as of month-end for such month and the calendar year to date, in each case setting forth in comparative form the figures for the corresponding period or periods of the preceding calendar year and for the current periods included in such report; and (iv) a forecast of the Borrowers' cash flow for the then immediately succeeding six (6) calendar months, in each instance, substantially in the form of such reports attached hereto as Exhibit 5.1-D and made a part hereof.

               (e)     Borrowing  Base  Reporting.  Within 15 days after the end
                       --------------------------
of each calendar month, written confirmation of the Borrowing Base as of the end of such month and, concurrently with the submission of any Notice of Borrowing as provided in Section 2.1(b)(i) and any request for Letter of Credit as provided in Section 2.3(b), a Borrowing Base Certificate dated as of the date of such notice or request, as applicable.

          All such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual, quarterly and monthly financial statements provided in accordance with subsections (a), (b), and (d) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.3.

          17.     Section  5.9  is  amended  to delete the provisions thereof in
                  ------------
their  entirety  and  substitute  the  following  therefor:

          The Company shall, and shall cause each of its Subsidiaries to, comply with the following financial covenants:

               (a)     Leverage  Ratio.  The  Leverage Ratio, as of the last day
                       ---------------
of each fiscal quarter of the Company and its Subsidiaries set forth below for the four fiscal quarters then ended, shall be less than or equal to that set forth opposite such date:

Period Ending     Ratio
-------------  ------------
9/30/2000 . .  4.00 to 1.00
12/31/2000. .  3.75 to 1.00
3/31/2001 . .  3.75 to 1.00
6/30/2001 . .  3.50 to 1.00
9/30/2001 . .  3.25 to 1.00
12/31/2001. .  3.25 to 1.00
3/31/2002 . .  3.00 to 1.00
6/30/2002 . .  3.00 to 1.00
9/30/2002 . .  2.75 to 1.00
12/31/2002. .  2.75 to 1.00
3/31/2003 . .  2.75 to 1.00

               (b)     Minimum  Consolidated EBITDA.  Consolidated EBITDA, as of
---------------------------------------------------
the last day of each fiscal quarter of the Company and its Subsidiaries set forth below for the four fiscal quarters then ended, shall not be less than the amount set forth opposite such date:



                  Minimum
               Consolidated
Period Ending     EBITDA
-------------  -------------
9/30/2000 . .  $  27,900,000
12/31/2000. .  $  32,490,000
3/31/2001 . .  $  33,100,000
6/30/2001 . .  $  34,500,000
9/30/2001 . .  $  34,500,000
12/31/2001. .  $  36,200,000

                  Minimum
               Consolidated
Period Ending     EBITDA
-------------  -------------

3/31/2002 . .  $  36,500,000
6/30/2002 . .  $  37,400,000
9/30/2002 . .  $  39,773,000
12/31/2002. .  $  42,000,000
3/31/2003 . .  $  42,000,000

               (c)     Consolidated  Capital Expenditures.  Consolidated Capital
                       ----------------------------------
Expenditures as of the last day of each fiscal quarter of the Company and its Subsidiaries set forth below for the four fiscal quarters then ended shall exceed the amount set forth opposite such date:

                           Maximum Capital
Period Ending                Expenditures
-------------------------  ----------------
6/30/2000 . . . . . . . .  $     11,300,000
9/30/2000 . . . . . . . .  $     11,100,000
12/31/2000. . . . . . . .  $     10,900,000
3/31/2001 . . . . . . . .  $     11,250,000
6/30/2001 . . . . . . . .  $     11,500,000
9/30/2001 . . . . . . . .  $     11,750,000
12/31/2001 thru 3/31/2003  $     12,000,000

          For purposes of this Section 5.9, Consolidated EBITDA shall exclude any non-recurring or special charges related to legal settlements and license guarantees for calendar year 2000 in an aggregate amount not to exceed the lesser of (i) $2,500,000 or (ii) the actual amount of such special charges incurred in calendar year 2000 which are required to meet the projected EBITDA for the fiscal year ending December 31, 2000 reflected in the financial projections attached hereto as Exhibit 5.9 and made a part hereof.

          18. Section 6.5 is amended to delete the provisions (i) of the proviso in clause (a)(ii) thereof in their entirety and substitute the following therefor:

               provided that such purchase or acquisition is committed to within 60 days of receipt of the net proceeds and such purchase or acquisition is included within the amount set forth in Section 2.8(b)(ii).

               and  (ii)     of  clause  (b)  thereof  in  their  entirety  and
substitute  the  following  therefor:

               (b) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business).

          19.     Section  6.6  is amended to add the following provision at the
                  ------------
end  thereof:

          Notwithstanding the foregoing, in no event shall the Company or any of its Subsidiaries make any Permitted Investment described in clause (vii) of the definition of such term.

          20.     Section  6.11  is  amended to delete the provisions thereof in
                  -------------
their  entirety  and  substitute  the  following  therefor:

          The Company will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment.

          21.     Schedule 1.1(b) is deleted in its entirety and Schedule 2.1(a)
                  ---------------                                ---------------
is  deleted  in  its  entirety  and  Schedule 2.1(a) attached hereto substituted
                                     ---------------
therefor.

     B.     No  Other  Amendments.  Except  as modified hereby, all of the terms
            ---------------------
and  provisions  of  the  Credit  Documents  remain  in  full  force and effect.

     C.     Waiver.  The  Lenders hereby waive their rights and remedies arising
            ------
with respect to the occurrence of those Defaults and Events identified in that certain Second Amendment to Credit Agreement dated as of May 15, 2000 and that certain letter dated July 14, 2000 addressed to the Credit Parties, executed by the Lenders, and agreed and acknowledged by the Credit Parties.

     D.     Representations  and  Warrants.  The Credit Parties hereby represent
            ------------------------------
and warrant that (a) the representations and warranties contained in Article III of the Credit Agreement, as amended hereby are correct in all material respects on and as of the date hereof as though made on and as of such date and after giving effect to the amendments contained herein and (b) except as specifically referenced in C above, no Default or Event of Default exists under the Credit Agreement on and as of the date hereof and after giving effect to the amendment contained herein.

     E.     Conditions  Precedent.  This  Third Amendment shall become effective
            ---------------------
upon  the  satisfaction  of  the  following  conditions  precedent:

          1.     Execution  of  Third  Amendment  and  Security  Documents.  The
                 ---------------------------------------------------------
Administrative Agent shall have received counterparts of (a) this Third Amendment, executed by a duly authorized offer of each party hereto and (b) the Security Documents and third-party agreements identified on Schedule I attached hereto and made a part hereof, in form and substance satisfactory to the Administrative Agent and its counsel.

          2.     Legal  Opinion of Counsel.  The Administrative Agent shall have
                 -------------------------
received an opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., counsel for the Credit Parties, dated as of the date hereof and addressed to the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent.

          3.     Restructuring  Fee.  The  Administrative  Agent  shall  have
                 ------------------
received, for the account of the Lenders in accordance with their respective Commitment Percentage, payment of a fee in the amount of $328,125, in addition to, and not in lieu of, other amounts paid or payable by the Borrowers under the Credit Documents or amendments thereto or agreements entered into in connection therewith.

          4.     Management  Letter.  The  Borrowers shall have delivered to the
                 ------------------
Administrative Agent and the Lenders a copy of the management letter of its independent accountants prepared with respect to the audited financial statements for the fiscal year ended December 31, 1999.

          5.     Expenses.  The Administrative Agent shall have received payment
                 --------
on August 31, 2000 of all expenses incurred by it and payable or reimbursable by the Borrowers pursuant to Section 9.5 of the Credit Agreement which are then unpaid or unreimbursed.

     F.     Reaffirmation.  Each  of  the Credit Parties hereby reaffirms all of
            -------------
its obligations and duties under the Credit Documents as amended including but not limited to the Borrower's obligations under the Credit Agreement and the Guarantors obligations under the Credit Agreement.

     G.     Execution  in Counterparts.  This Third Amendment may be executed in
            --------------------------
any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Third Amendment to produce or account for more than one such counterpart.

     H.     Governing  Law.  This  Third  Amendment and the Credit Agreement, as
            --------------
amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.

     IN WITNESS WHEREOF, each of the parties has caused a counterpart of this First Amendment to be duly executed and delivered as of the date and year first above written.

U.S.  BORROWERS     :              RACING  CHAMPIONS,  INC.
                                        an  Illinois  corporation

                                   By     /s/  Curtis  W.  Stoelting
                                          --------------------------
                                   Title:


                                   RACING  CHAMPIONS  SOUTH,  INC.
                                        a  North  Carolina  corporation

                                   By     /s/  Curtis  W.  Stoelting
                                          --------------------------
                                   Title:


U.K.  BORROWER:                    RACING  CHAMPIONS  WORLDWIDE LIMITED,
                                        a  United  Kingdom  corporation

                                   By     /s/  Curtis  W.  Stoelting
                                          --------------------------
                                   Title:


GUARANTORS:                        RACING  CHAMPIONS  CORPORATION,
                                        a  Delaware  corporation
                                   GREEN'S  RACING  SOUVENIRS,  INC.
                                        a  Virginia  corporation
                                   RCNA  HOLDINGS,  INC.,
                                        a  Delaware  corporation
                                   RACING  CHAMPIONS  ERTL,  INC.,
                                   f/k/a  THE  ERTL  COMPANY,  INC.,
                                        a  Delaware  corporation
                                   DIECAST  EXPRESS.COM,  INC.
                                        a  Delaware  corporation

                                   By     /s/  Curtis  W.  Stoelting
                                          --------------------------
                                   Title:

ADMINISTRATIVE  AGENT
AND  LENDERS:                         FIRST  UNION  NATIONAL  BANK,
                                        as  Administrative  Agent  and  as
                                        a  Lender

                                   By     /s/  Jill  W.  Akre
                                          -------------------
                                   Title:     Senior  Vice  President & Director


                                   HARRIS  TRUST  AND  SAVINGS  BANK

                                   By     /s/  Mark  W.  Piekos
                                          ---------------------
                                   Title:     Vice  President


                                   BANK  ONE,  N.A.,  f/k/a  THE  FIRST
                                   NATIONAL  BANK  OF  CHICAGO

                                   By     /s/  Randall  Taylor
                                          --------------------
                                   Title:     Senior  Vice  President


                                   NORTHERN  TRUST  COMPANY

                                   By     /s/  J.E.  Clark  Delanois
                                          --------------------------
                                   Title:     Vice  President


                                   BANK  OF  AMERICA,  N.A.

                                   By     /s/  Michael  Staunton
                                          ----------------------
                                   Title:     Vice  President


                                   COMERICA  BANK

                                   By     /s/  James  L.  Woods
                                          ---------------------
                                   Title:     Assistant  Vice  President

                                   NATIONAL  CITY  BANK

                                   By     /s/  Frank  F.  Pagura
                                          ----------------------
                                   Title:     Senior  Vice  President


                                   MICHIGAN  NATIONAL  BANK

                                   By     /s/  Kevin  Potter
                                          ------------------
                                   Title:     Controller,  Asset  Structuring